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                                                                   EXHIBIT 10.68

                                    AGREEMENT

This agreement is made and entered into by and between

Lessor: Lee, Po - Hu (hereinafter called Party A)

Lessee: SINA. Com Online

Legal representative: Chiang, Fong-Nien (hereinafter called Party B)

Whereas, in consideration of the mutual covenants herein contained for lease and of each act done hereunder by the parties hereto, it is mutually agreed as follows:

I.    Location of real asset: Location and rental area by Party B from Party A:

      3F, No. 29, An Ho Rd., Sec. 1, Ta An District, Taipei City, No. of construction: 4575, with area of 216.14 Pings, included two parking spaces in the basement.

II.   Term of Lease

      (a) The term of this LEASE shall commence from the 1st day of January of 2003 to the 31st day of December of 2003, total one years.

      (b) Any party who agrees to continue this lease agreement, shall serve three-month notice prior to the expiration of this agreement. Both parties shall negotiate relative content of lease agreement and sign up in one month before the rental term is terminated. Rent will be adjusted by 3% upon fluctuation of inflation rate.

III.  Rental:

      (a) Rental: Monthly rental amount is New Taiwan Dollars three hundred thousand only (included the Rental Income Tax).

      (b) Payment: Payable rental shall be calculated per month. Party B shall give Party A 24 checks, each with face value of monthly rental to be cashed on 1st day of each rented month when sign this agreement. Rental shall be deemed received only when the check is cashed and shall not be delayed.

      (c) Withholding Tax Statement: Rental Income Tax shall be withheld and paid by Party B per month and offer relative Withholding Tax Statement for the previous year to Party A before Feb. 10 of the fiscal year. Party B shall be responsible for any penalty to party A caused by the omission of Tax Statement.

VI.   Security Deposit:

      Party B shall pay New Taiwan Dollars one million as Security Deposit to Party A when sign this agreement. Party A shall return the Security Deposit after deduction of estimated Water, Electricity charge, Property Management Fee and handling

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      charge of waste matters, to party B by cash or sigh check without interest, when Party A has settled all debt and vacated the leased premises. In compliance with collected receipt, Party A shall refund the withheld money in excess. Party B shall not have this Security Deposit under mortgage for any liabilities and only served as indemnification when Party B breaches this agreement. No rental deduction is allowed, meanwhile within the range of liabilities borne by Party B in this agreement, no joint compensation can be requested by any third party.

      V.    Utilization limit:

      (a) Without written consent from Party A, Party B shall not transfer, assign, sublet or by other alternative method to have other persons utilize the rented premises or relative right, no matter in whole or in part.

      (b) Party B rent this premises for office utilization, which shall not infringe the stipulated utilization set up in relative act of construction, nor transact illegal business and perform the administration obligation under good custodian.

      (c) Party B shall obey relative regulations stipulated by law or governing authority. In addition to the documents provided by Party A for the company registration, Party B shall acquire necessary certificate and perform other procedures for business and shall not do any illegal behavior or deposit dangerous, explosive, prohibited or other stuffs that may influence the public security. Party B shall be responsible for any offense and bear any compensation in case of any third party or Party A's damage.

      (d) During the rented period, Party B shall abide provisions stipulated in Building & Apartment Administration Act and administrating articles set up by the Administration Board of this Building under good coordination in order not to disturb the residents in this building. Party B shall be responsible in case of any offences.

VI.   Equipment and decoration

      (a) No alteration inside or outside the premises is allowed unless under Party A's consent. Agreed alteration shall infringe regulations in Art. 77, Art. 77-2 of Construction Law or hazard the original structure, whereas all the costs and the security, cleaning and environmental responsibility during work shall be in charge of Party B.

      (b) Both parties agree that the goods and/or the appurtenances used for said alterations, which are permanently attached to the Leased Building, such as the water pipes, electric wire, ceiling, floor, door window and fittings, upon the expiry or cancellation of the lease period, shall all become the possession of the Party A. Party B shall not be entitled to demand any right of such goods and /

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            or appurtenances.

VII.  Surrender of the leased premises:

      (a) Party B shall withdraw or manage the transfer registration of company when the Lease Agreement is terminated or cancelled. Party B shall vacate everything, including performed alteration on the premises and remove shop, as well restore and surrender the leased premises under original status for normal utilization. But According to current status, Party A may ask Party B to surrender the rented premises in whole or in part under actual condition. (not included the personal assets of Party B).

      (b) Party B shall vacate and surrender the leased premises upon the termination or cancellation of Lease Agreement, otherwise Party B shall remain liable to pay the Party A the two times rentals. Any Payment for agreement infringement shall not interfere the petition right to claim

VIII. Deposed stuff:

      After surrender of leased premises, all furniture or miscellaneous matters left by Party B shall be deemed as waste, which shall be handled by Party A, Party B shall not have any objection. Relative handling charge shall be deducted when Party A refund the Security Deposit to Party B.

VIIII. Advance termination

      (a) Party B shall deliver the rental check according to stipulated periods and cash the check, as well utilize the rented premises, pay the charge and tax in compliance with this agreement. Any deferment or breach shall be paid or remedied within 10 days after receipt of written notice from Party A, otherwise Party A may terminate this agreement.

      (b) When the agreement is terminated under above-mentioned conditions, Party B shall pay one month's rental to Party A as penalty. Party A agree to return unearned or abated rental checks to Party B when above mentioned penalty for agreement breach, rental in due and all tax are settled by Party B, so as to surrender the rented premises according to this agreement. Party A may have Payment Order or raise suit for any unpaid money, Party B shall not have any objection.

X.    Management under good custodian

      (a) Party B shall abide every clause set in this agreement and keeps the rented premises under good custodian. Any damage of leased premises caused by Party A on his purpose or negligence or in case of any right or interest damage for

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            Party A or the third party. In case of the fire disaster, Party B shall compensate relative damage or ruin of the leased premises, although no serious fault is contributed to Party B.

      (b) Party B is entitled to terminate the Lease Agreement when the leased premises go through fire, earthquake, typhoon, war, riot or similar events and beyond the utilization. If the damage is in part, Party B may give written repairing notice to Party A within 5 days after the occurrence. In case of any influence of utilization, both parties shall negotiate to reduce the rental percentage under bona fides. But when the damage in part interfere the utilization for Party B, this Lease Agreement can be terminated.

XI.   Others

      (a) All water, electricity, gas, administration, telephone, clean and imposed tax from Party B's transaction and other repairing fee caused by Party B, from the day when the leased premises are delivered to Party B till the day when Party B surrenders the leased premises, shall be on Party B's account. But the tax on house and land shall be borne by Party A.

      (b) Party B shall obey relative regulations or requirements from governing authority to manage the security measures and business equipment and bears charges in concern. Any infringement that causes the loss to party A or the third party or any damage or penalty imposed by governing authority, Party B shall have the responsible to indemnify.

      (c) Any loss of right or interest from Party A caused by Party B's infringement, Party B shall take complete legal liability, and bear the suit charge, lawyer fee in case of legal action.

      (d) Party A shall arrange the premises insurance, but Party B shall have insurance for his own decoration, equipment or merchandise.

XII.  Impose clause: following impose clauses shall be followed by both parties.

      (a) Party B shall return the leased premises to party A when the agreement is due and no extension is managed. Party A shall return the security deposit to Party B according to article 4 in this agreement.

      (b) Party B shall pay the rental in compliance with the payment schedule and any penalty for the infringement of this agreement.

XIII. Service and governing law

      (a) Both parties agree to have their respective addresses in this agreement for service. Any alteration shall be notified by written notice to opposite party. When the notice can not be served and return, the served date is based on the 1st
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            registered mailing date by post office.

      (b) To give effect and interpret the provisions of this Agreement, Lease Agreement in Chinese version shall prevail. Any dispute shall be decided at Taipei District Court and governed in accordance with the laws of the Republic of China.

XIV. This agreement is made in duplicate and becomes effective after signing by their respective authorized representatives and each party shall hold one copy as evidence.

Leased Agreement signed by :
Party A(the lessor):                        Party B(The lessee):
Lee, Po-Hu (with seal)                       SINA.com Online (with seal)
I.D. Card No.: A103611168                    Business Uniform No.:97172485
TEL: (O) 2541-9380                           Legal representative:
     (H) 2331-2234                           Chiang, Fong-Nien(with seal)
Address: 5F-1, No. 200, Sung Kiang Rd.       TEL: (02)2781-9126
         Taipei City                         I.D.card No.:Q120123160
                                             Address: 2F, No. 29, An Ho Rd.,
                                             Sec. 1, Ta An District, Taipei City

Date: Dec, 20, 2002